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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                         CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                            September 5, 2008
                            -----------------

                       WESTAMERICA BANCORPORATION
                       --------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                                CALIFORNIA
                                ----------
              (State or Other Jurisdiction of Incorporation)


                001-9383                       94-2156203
                --------                       ----------
        (Commission File Number)    (IRS Employer Identification No.)


         1108 Fifth Avenue, San Rafael, California          94901
         ----------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)


                               (707) 863-6000
                               --------------
            (Registrant's Telephone Number, Including Area Code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))


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Exhibits
---------

99.1 Announcement dated September 5, 2008


Item 8.01:  Other Events
------------------------

On September 5, 2008 Westamerica Bancorporation announced conditions affecting third quarter 2008 financial results.





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                                 Signatures

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westamerica Bancorporation

/s/    JOHN "ROBERT" THORSON
-------------------------------------------------
John "Robert" Thorson
Senior Vice President and Chief Financial Officer
September 5, 2008




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INDEX TO EXHIBITS
-----------------

                                                         Sequentially
Exhibit No.             Description                      Number Page
-----------             -------------------------        -------------
  (99.1)                 Announcement dated                  5-6
                         September 5, 2008



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Exhibit 99.1:
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As of June 30, 2008, Westamerica Bancorporation owned preferred stock in Federal
Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Association ("FNMA") with a carrying value of $44.5 million. Due to market and economic conditions, the value of these securities has been highly volatile, declining approximately $20.4 million to approximately $24.1 million as of August 31, 2008. Management continues to evaluate all of its options related to these securities. Management believes a 46 percent decline in value of preferred stock is a strong indication of "other than temporary impairment."

Management has fully evaluated the capital condition of both Westamerica Bancorporation and its banking subsidiary, Westamerica Bank, and concluded both will remain above the highest regulatory capital level of "well capitalized" under any valuation scenario involving the FHLMC and FNMA preferred stock holdings. In evaluating capital levels, Management has included the following expectations regarding third quarter 2008 earnings, excluding any charges for "other than temporary impairment:"

 * Diluted earnings per share of approximately $0.78
 * A fully-taxable equivalent net interest margin in excess of 5.20 percent, compared to 5.16 percent in the second quarter 2008
 * A lower base of earning assets compared to the second quarter 2008 primarily due to a smaller investment portfolio.
 * A provision for loan losses of $600 thousand. Management expects loan quality to remain stable relative to the second quarter 2008. Westamerica's allowance for loan losses represented 2.10 percent of loans at June 30, 2008.

Diluted earnings per share of $0.78 represents a return on shareholders equity in excess of 20 percent. Due to this relatively high level of operating earnings, the Company has flexibility in managing its capital levels. As announced on August 28, 2008, the Board of Directors renewed the Company's share repurchase plan, authorizing the repurchase of up to two million shares prior to September 1, 2009. The Board of Directors raised the Company's quarterly dividend to $0.35 per share on April 24, 2008. During the third quarter 2008, the Company intends to retire $10 million in trust preferred debt which qualifies as regulatory capital. The Company has determined it does not need the trust preferred debt to support its "well capitalized" regulatory capital level. Retirement of this high-cost debt supports Westamerica's low cost of funds, which is expected to decline in the third quarter 2008 from 0.87 percent reported for the second quarter 2008.


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FORWARD-LOOKING INFORMATION:
---------------------------

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This Form 8-K contains forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," "evaluate," "conclude," "remain," "scenario," "approximate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's most recent annual and quarterly reports filed with the Securities and Exchange Commission, including the Company's Form 10-Q for the quarter ended June 30, 2008, and Form 10-K for the year ended December 31, 2007, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company's business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, legislation including the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, and mergers and acquisitions.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward looking statements are made.